EXHIBIT 5.1
                         LEBOEUF, LAMB, GREENE & MACRAE
                                     L.L.P.
                           633 17th Street, Suite 2000
                             Denver, Colorado 80203
                                 (303) 291-2600



                                                                   April 7, 1997



Securities and Exchange Commission
Division of Corporation Finance
Judicial Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      International Nursing Services, Inc.
                  Form S-3 Registration Statement
                  Relating to the Resale of 6,732,311 Shares of Common Stock

Ladies and Gentlemen:

     As counsel for International Nursing Services, Inc. in connection with its proposed registration on Form S-3 of 6,732,311 shares of its Common Stock, $.001 par value per share, it is our opinion that the securities being registered are, or will be when issued in accordance with the terms of the respective underlying securities against payment of any applicable consideration, legally issued, fully paid, and non-assessable. As counsel to the Registrant, we hereby consent to the use of our opinion and to all references to our firm included in or made a part of the referenced Registration Statement and any amendments thereto.

                                      Very truly yours,

                                      /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.